UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2024

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

On July 8, 2024, ZipRecruiter, Inc. (the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into a supplement (the “Supplement”) to that certain credit agreement, dated as of April 30, 2021 (as supplemented or amended to date, the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Supplement amends the Credit Agreement by increasing the aggregate revolving commitments available under the Credit Agreement from $250.0 million to $290.0 million, pursuant to the terms of the Credit Agreement. A summary of the material terms of the Credit Agreement is included in Note 9 of the Company’s financial statements contained in Item 8 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2024 (the “Annual Report”). The Credit Agreement, including all amendments thereto, were filed as Exhibits 10.16 through 10.18, 10.23 and 10.24 to the Annual Report.

The foregoing summary of the Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: July 12, 2024	By:	/s/ Timothy Yarbrough
Timothy Yarbrough
Executive Vice President, Chief Financial Officer